UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2025
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation of the United States	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deemed Election of Certain Member Directors

On September 12, 2025, Russell Lau, chairman and CEO of Finance Factors, Limited, in Honolulu, Hawaii, was declared elected by the Federal Home Loan Bank of Des Moines (“Bank”) to serve as the Hawaii member director on the Bank’s board of directors (“Board”) for a four-year term commencing January 1, 2026. Mr. Lau previously served on the boards of both the Federal Home Loan Bank of Seattle from 2005 to 2015 and the Bank from 2015 to 2017. In accordance with Federal Housing Finance Agency (“Finance Agency”) regulations, Mr. Lau was eligible to serve again beginning in 2022. He was elected to his first term on January 1, 2022 and will begin his second term as a member director of the Bank on January 1, 2026. The 2026 board committees on which Mr. Lau will be named to serve have not been determined as of the date of this filing.

Legal Framework for the Deemed Election

The election took place in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act of 1932, as amended (“Bank Act”), and the related regulations of the Finance Agency. Finance Agency regulations provide that if the number of eligible nominations for member directorships is equal to the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected upon notice to the Bank’s members in the relevant state. On September 12, 2025, the Bank sent notice of Mr. Lau’s election to members in the state of Hawaii.

Compensation of Directors for 2026

The Bank expects to compensate Mr. Lau in accordance with the Bank’s 2026 Director Fee Policy, a policy that has not yet been adopted. Directors are also eligible to be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with service as a Bank director.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Bank Act and Finance Agency regulations, the Bank’s member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 - Certain Relationships and Related Transactions, and Director Independence of the Bank’s 2024 Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 7, 2025.

Item 7.01 Regulation FD Disclosure.

Attached as an exhibit to this Form 8-K is the election announcement to Hawaii members dated September 12, 2025. The information contained in the exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1    Hawaii Member Announcement, dated September 12, 2025, issued by the Bank

Exhibit Number 104    Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

September 17, 2025	By:	/s/ Robert W. Dixon

Name: Robert W. Dixon
Title: Chief Legal and Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	Hawaii Member Announcement, dated September 12, 2025, issued by the Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)